Poly Announces Third Quarter Fiscal Year 2020 Financial Results
Company Begins Shipping Next-Gen Portfolio

SANTA CRUZ, Calif., - February 4, 2020 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company") today announced third quarter fiscal year 2020 results for the period ending December 31, 2019. Highlights of the third quarter include the following:

($ Millions, except percent and per-share data)[1]	Q3 FY20	Q3 FY19	YTD FY20	YTD FY19[2]
GAAP Revenue	$384	$502	$1,294	$1,206
GAAP Gross Margin	37.4%	42.9%	43.5%	39.6%
GAAP Operating Income	($77)	($25)	($111)	($90)
GAAP Diluted EPS	($1.97)	($1.06)	($3.78)	($3.08)
Cash Flow from Operations	($17)	$47	$16	$119

Non-GAAP Revenue	$392	$531	$1,322	$1,272
Non-GAAP Gross Margin	49.4%	51.5%	52.7%	51.9%
Non-GAAP Operating Income	$31	$93	$198	$225
Non-GAAP Diluted EPS	$0.30	$1.36	$2.85	$3.68
Adjusted EBITDA	$43	$105	$234	$256

1 For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP And Comparative Financial Information and Unaudited Reconciliations of GAAP Measures To Non-GAAP Measures sections below.
2 YTD FY19 results shown here do not reflect Polycom results for the three months ended June 30, 2018 due to the completion of the Polycom acquisition on July 2, 2018.

“While we are disappointed with our results this quarter, particularly Enterprise headsets, we have now begun shipping the first products built on our next-generation architecture for the cloud-connected world,” said Joe Burton, President and Chief Executive Officer. “As we ramp the new product portfolio and address our sales and channel distribution issues, we are committed to return to sustained profitable revenue growth.”

Results Compared to November 5, 2019 Guidance

	Q3 FY20 Results	Q3 FY20 Guidance Range[3]
GAAP Net Revenue	$384M	$383M - $423M
Non-GAAP Net Revenue	$392M	$390M - $430M
Adjusted EBITDA	$43M	$33M - $53M
Non-GAAP Diluted EPS	$0.30	$0.01 - $0.31

3The non-GAAP revenue guidance range shown here excludes the $7.1 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

“We reduced both channel and on-hand inventory in fiscal Q3,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “In addition, we are announcing the sale of our Consumer Gaming business, which we expect to improve margins and working capital. Lastly, we continue to optimize the remaining Consumer portfolio to improve focus and profitability.”

Highlights for the Third Quarter and Fiscal Year 2020

•	Recently introduced products now shipping for revenue include:

◦	Studio X30 and X50 video bars with optional TC8 room controller

◦	CCX 400 and 500 desktop phones designed for Microsoft Teams

◦	Voyager 4200 and Voyager 5200 Office Series, EncorePro 300, and MDA 500QD

•
Many of Poly's most popular headset families now officially support Zoom for Zoom Meetings and Zoom Phone. The combined Poly portfolio now offers the broadest selection of Zoom certified and Zoom-supported end points available in the market today.

•
Poly announced the appointment of Carl Wiese as EVP and Chief Revenue Officer in charge of global sales. Wiese brings more than 30 years of experience in sales, marketing, services, and product management for enterprise technology leaders.

•	The Company has entered into a definitive agreement to sell its Consumer Gaming assets and expects the transaction to close by the end of March.

Poly Announces Quarterly Dividend of $0.15

The Poly Board of Directors has declared a quarterly cash dividend of $0.15 per common share, to be paid on March 10, 2020, to all shareholders of record as of the close of market on February 20, 2020.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations. Please refer to the Forward Looking Statements Safe Harbor section of this press release below.

The following represents the expected range of financial results for the fourth quarter 2020 (all amounts assuming currency rates remain stable):

Q4 FY20 Guidance
GAAP Net Revenue	$354M - $394M
Non-GAAP Net Revenue[1]	$360M - $400M
Adjusted EBITDA[2]	$20M - $45M
Non-GAAP Diluted EPS[2,3]	$(0.36) - $0.19

1 Q4 non-GAAP revenue guidance excludes anticipated purchase accounting adjustments of $6.1 million.
2 Q4 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $46.3 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
3 EPS guidance assumes approximately 41 million diluted average weighted shares and a non-GAAP effective tax rate of 6% to 8%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a conference call to discuss third quarter fiscal year 2020 financial results. The conference call will take place today, February 4, 2020, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Poly Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast and can be accessed from the Investor Relations section of our website. A replay of the call with the conference ID #8387169 will be available until April 5, 2020 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue and inventory, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Forward Looking Statements Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our efforts to execute to drive sales and sustainable profitable revenue growth; (ii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (iii) our expectations to avoid business disruption due to potential global health issues, (iv) our expectations for synergies in the quarter and additional anticipated cost savings; (v) our expectations related to the sale of our gaming product line and further optimization of our Consumer product line; (vi) beliefs regarding the strategic and financial benefits of focusing on our Enterprise business, simplifying business processes and reducing working capital; (vii) our expectations for operating cash flow and debt; (viii) expectations relating to our Q-4 and full Fiscal Year 2020 earnings guidance; (ix) estimates of GAAP and non-GAAP financial results for the fourth quarter and full Fiscal Year 2020, including net revenues, purchase accounting adjustments, adjusted EBITDA, tax rates, intangibles amortization, and diluted weighted average shares outstanding and diluted EPS; (x) expectations related to our customers’ purchasing decisions and our ability to match product production to demand; (xi) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware and services offerings; (xii) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market; (xiii) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xiv) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xv) our forecasts and expectations regarding liquidity, capital resources and results of operations along with our intentions concerning the repayment of our debt obligations and our ability to draw funds on our credit facility as needed; (xvi) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xvii) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•
Regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition and our subsequent integration efforts may adversely impact relationships with customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) we may be unable to retain and hire key personnel; (v) our increased leverage as a result of the transaction is substantially greater than prior to the acquisition which may pose risks, including reduced flexibility in how we use our cash and to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vi) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (vii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (viii) the potential impact of the transaction on our future tax rate and payments based on our global entity consolidation efforts and our ability to quickly and cost effectively integrate foreign operations; (ix) the challenges of integrating the supply chains of the two companies; (x) the challenges of sales execution across different product lines; (xi) our expectations regarding our the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•	the nature and extent of competition we face, particularly subsequent to the acquisition of Polycom as it relates to our ability to adapt to new competitors and changing markets;

•	the impact of product transitions underway which are replacing or upgrading nearly every major product in our product portfolio;

•	the impact of customer brand preferences on Consumer and Enterprise market demands;

•	the impact of our adoption of a new corporate branding identity, including any confusion or harm to our reputation resulting therefrom;

•	the impact of ongoing integration, restructuring and disaggregation activities on our operations, including on employees, distributors, VARs, suppliers, and customers from the Polycom acquisition;

•
our ability to realize and achieve positive financial results projected to arise in the our key markets from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and any proprietary solutions of competitors, and our influence over such providers and the marketing in general with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for UC&C deployments are longer and becoming more complex; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•
risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions as well as currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize;

•
volatility in prices and availability of components from our suppliers, including our manufacturers located in APAC, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations;

•	seasonality in one or more of our product categories;

•	the potential impact to our results of operations from tax rulings and interpretations;

•
risks related to our forecasts and expectations regarding liquidity, capital resources and results of operations along with our intentions concerning the repayment of our debt obligations and our ability to draw funds on our credit facility as needed;

•	potential fluctuations in our cash provided by operating activities;

•	risks associated with our anticipated range of capital expenditures for the remainder of Fiscal Year 2020;

•	the sufficiency of our cash, cash equivalents, and cash from operations to sustain future operations and discretionary cash requirements;

•	our expenses and expenditures, including research, development and engineering as well selling, general and administrative;

•	changes in tax laws that could increase our future tax rate and payments related to unrecognized tax benefits and/or reduce our deferred tax assets;

•	risks related to our forecasts and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets;

•	if we are unable to generate sufficient amount of income, a substantial valuation allowance to reduce the deferred tax assets may be required;

•	our ability to pay future stockholder dividends or repurchase stock;

•	our beliefs concerning interest rates and foreign currency exchange rates, our exposure to changes in each, and the benefits and risks of our hedging activities;

•	the risks of global health issues impacting supply chain, distribution, product availability, sales execution and/or other business disruption to our business; and

•	risks related to adverse results in pending litigation or other regulatory proceedings.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 17, 2019 and other filings with the Securities and

Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533

MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenues:
Net product revenues	$316,633	$445,441	$1,094,515	$1,102,012
Net services revenues	67,838	56,228	199,432	104,035
Total net revenues	384,471	501,669	1,293,947	1,206,047
Cost of revenues:
Cost of product revenues	220,469	259,673	658,408	676,616
Cost of service revenues	20,156	26,859	72,976	51,822
Total cost of revenues	240,625	286,532	731,384	728,438
Gross profit	143,846	215,137	562,563	477,609
Gross profit %	37.4%	42.9%	43.5%	39.6%
Operating expenses:
Research, development, and engineering	53,769	59,661	170,708	140,409
Selling, general, and administrative	144,978	168,053	457,004	406,553
(Gain) loss, net from litigation settlements	—	—	(1,162)	(30)
Restructuring and other related charges	21,724	12,130	47,096	20,711
Total operating expenses	220,471	239,844	673,646	567,643
Operating income	(76,625)	(24,707)	(111,083)	(90,034)
Operating income %	(19.9)%	(4.9)%	(8.6)%	(7.5)%

Interest expense	(22,533)	(25,032)	(70,262)	(56,252)
Other non-operating income, net	967	125	675	3,731
Income before income taxes	(98,191)	(49,614)	(180,670)	(142,555)
Income tax expense (benefit)	(19,708)	(7,880)	(31,406)	(28,584)
Net income (loss)	$(78,483)	$(41,734)	$(149,264)	$(113,971)

% of net revenues	(20.4)%	(8.3)%	(11.5)%	(9.4)%

Earnings per common share:
Basic	$(1.97)	$(1.06)	$(3.78)	$(3.08)
Diluted	$(1.97)	$(1.06)	$(3.78)	$(3.08)

Shares used in computing earnings per common share:
Basic	39,784	39,314	39,535	37,063
Diluted	39,784	39,314	39,535	37,063

Effective tax rate	(20.1)%	(15.9)%	(17.4)%	(20.1)%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2019	2019
ASSETS
Cash and cash equivalents	$156,821	$202,509
Short-term investments	15,317	13,332
Total cash, cash equivalents, and short-term investments	172,138	215,841
Accounts receivable, net	246,318	337,671
Inventory, net	215,038	177,146
Other current assets	54,533	50,488
Total current assets	688,027	781,146
Property, plant, and equipment, net	177,482	204,826
Purchased intangibles, net	688,258	825,675
Goodwill	1,279,897	1,278,380
Deferred tax and other assets	97,203	26,508
Total assets	$2,930,867	$3,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$122,314	$129,514
Accrued liabilities	363,394	398,715
Total current liabilities	485,708	528,229
Long-term debt, net of issuance costs	1,620,354	1,640,801
Long-term income taxes payable	98,386	83,121
Other long-term liabilities	138,342	142,697
Total liabilities	2,342,790	2,394,848
Stockholders' equity	588,077	721,687
Total liabilities and stockholders' equity	$2,930,867	$3,116,535

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net Income	$(78,483)	$(41,734)	$(149,264)	$(113,971)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,556	55,117	172,630	142,763
Amortization of debt issuance cost	1,340	1,419	4,062	3,188
Stock-based compensation	13,902	11,719	41,499	30,709
Deferred income taxes	(17,369)	(21,931)	(66,171)	(39,987)
Provision for excess and obsolete inventories	13,394	2,073	19,076	4,881
Restructuring charges	21,724	12,130	47,096	20,711
Cash payments for restructuring charges	(6,936)	(3,827)	(29,885)	(11,222)
Other operating activities	(5,693)	60	3,201	9,070
Changes in assets and liabilities:
Accounts receivable, net	30,856	(12,075)	34,634	(35,938)
Inventory, net	6,264	(5,362)	(49,320)	11,018
Current and other assets	14,790	33,149	24,142	30,456
Accounts payable	(45,600)	(4,108)	(10,690)	16,519
Accrued liabilities	(15,212)	33,172	(46,906)	72,677
Income taxes	(7,744)	(13,110)	22,251	(21,631)
Cash provided by operating activities	$(17,211)	$46,693	$16,355	$119,243

Cash flows from investing activities
Proceeds from sale of investments	7	1,159	177	125,799
Proceeds from maturities of investments	—	—	—	131,017
Purchase of investments	(166)	(162)	(972)	(698)
Acquisitions, net of cash acquired	—	8,001	—	(1,642,241)
Capital expenditures	(7,724)	(8,613)	(16,984)	(16,148)
Proceeds from sale of property and equipment	—	—	2,142	—
Cash provided by (used for) investing activities	$(7,883)	$385	$(15,637)	$(1,402,271)

Cash flows from financing activities
Repurchase of common stock	—	(4,780)	—	(4,780)
Employees' tax withheld and paid for restricted stock and restricted stock units	(388)	(521)	(9,669)	(13,863)
Proceeds from issuances under stock-based compensation plans	1	53	6,617	14,925
Repayments of long-term debt	—	—	(25,000)	—
Proceeds from debt issuance, net	—	—	—	1,244,713
Payment of cash dividends	(5,988)	(5,971)	(17,910)	(16,953)
Cash used for financing activities	$(6,375)	$(11,219)	$(45,962)	$1,224,042
Effect of exchange rate changes on cash and cash equivalents	1,848	1,211	(444)	(3,519)
Net increase (decrease) in cash and cash equivalents	(29,621)	37,070	(45,688)	(62,505)
Cash and cash equivalents at beginning of period	186,442	291,086	202,509	390,661
Cash and cash equivalents at end of period	$156,821	$328,156	$156,821	$328,156

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP Net revenues	$384,471	$501,669	$1,293,947	$1,206,047
Deferred revenue purchase accounting	7,131	28,923	27,815	65,508
Non-GAAP Net revenues	$391,602	$530,592	$1,321,762	$1,271,555

GAAP Gross profit	$143,846	$215,137	$562,563	$477,609
Purchase accounting amortization	30,819	27,575	91,535	83,243
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting	7,131	28,923	27,815	65,508
Consumer optimization	10,415	—	10,415	—
Acquisition and integration fees	46	404	1,056	621
Stock-based compensation	1,019	1,067	2,994	3,103
Rebranding costs	54	—	113	—
Non-GAAP Gross profit	$193,330	$273,106	$696,491	$660,479
Non-GAAP Gross profit %	49.4%	51.5%	52.7%	51.9%

GAAP Research, development, and engineering	$53,769	$59,661	$170,708	$140,409
Stock-based compensation	(4,584)	(2,887)	(12,516)	(7,877)
Acquisition and integration fees	(538)	(95)	(2,439)	(151)
Other adjustments	—	—	(542)	—
Non-GAAP Research, development, and engineering	$48,647	$56,679	$155,211	$132,381

GAAP Selling, general, and administrative	$144,978	$168,053	$457,004	$406,553
Acquisition and integration fees	(7,715)	(21,775)	(35,896)	(53,558)
Purchase accounting amortization	(15,278)	(15,278)	(45,834)	(30,557)
Stock-based compensation	(8,299)	(7,765)	(25,989)	(19,729)
Rebranding costs	(324)	—	(6,392)	—
Non-GAAP Selling, general, and administrative	$113,362	$123,235	$342,893	$302,709

GAAP Operating expenses	$220,471	$239,844	$673,646	$567,643
Acquisition and integration fees	(8,253)	(21,870)	(38,335)	(53,709)
Purchase accounting amortization	(15,278)	(15,278)	(45,834)	(30,557)
Stock-based compensation	(12,883)	(10,652)	(38,505)	(27,606)
Restructuring and other related charges	(21,724)	(12,130)	(47,096)	(20,711)
Rebranding costs	(324)	—	(6,392)	—
Other adjustments	—	—	620	—
Non-GAAP Operating expenses	$162,009	$179,914	$498,104	$435,060

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2019		2018		2019		2018
GAAP Operating income	$(76,625)		$(24,707)		$(111,083)		$(90,034)
Purchase accounting amortization	46,097		42,853		137,369		113,800
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	7,131		28,923		27,815		65,508
Consumer optimization	10,415		—		10,415		—
Acquisition and integration fees	8,299		22,274		39,391		54,330
Stock-based compensation	13,902		11,719		41,499		30,709
Restructuring and other related charges	21,724		12,130		47,096		20,711
Rebranding costs	378		—		6,505		—
Other adjustments	—		—		(620)		—
Non-GAAP Operating income	$31,321		$93,192		$198,387		$225,419

GAAP Net income	$(78,483)		$(41,734)		$(149,264)		$(113,971)
Purchase accounting amortization	46,097		42,853		137,369		113,800
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	7,131		28,923		27,815		65,508
Consumer optimization	10,415	[5]	—		10,415	[5]	—
Acquisition and integration fees	8,299		22,274		39,391		54,330
Stock-based compensation	13,902		11,719		41,499		30,709
Restructuring and other related charges	21,724		12,130		47,096		20,711
Rebranding costs	378		—		6,505		—
Other adjustments	—		—	[1]	(620)	[1,2]	—
Income tax effect of above items	(17,021)		(18,036)		(45,015)		(56,934)
Income tax effect of unusual tax items	(482)	[3]	(4,028)	[4]	(2,001)	[3]	(5,387)	[4]
Non-GAAP Net income	$11,960		$54,101		$113,190		$139,160

GAAP Diluted earnings per common share	$(1.97)		$(1.06)		$(3.78)		$(3.08)
Purchase accounting amortization	1.16		1.08		3.46		3.01
Inventory valuation adjustment	—		—		—		0.80
Deferred revenue purchase accounting	0.18		0.73		0.70		1.73
Consumer optimization	0.26		—		0.26		—
Stock-based compensation	0.35		0.30		1.04		0.81
Acquisition and integration fees	0.21		0.56		0.99		1.44
Restructuring and other related charges	0.54		0.31		1.19		0.55
Rebranding costs	0.01		—		0.16		—
Other adjustments	—		—		(0.01)		—
Income tax effect	(0.44)		(0.57)		(1.19)		(1.65)
Effect of anti-dilutive securities	—		0.01		0.03		0.07
Non-GAAP Diluted earnings per common share	$0.30		$1.36		$2.85		$3.68

Shares used in diluted earnings per common share calculation:
GAAP	39,784		39,314		39,535		37,063
non-GAAP	39,870		39,712		39,731		37,819

[1]	Includes Executive transition costs and losses due to litigation settlements.
[2]	Excluded amounts represent immaterial gains from litigation.
[3]	Excluded amounts represent changes in tax law and the release of tax reserves.
[4]	Excluded amounts represent tax benefits resulting from the release of tax reserves and tax return true-ups.
[5]	Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2019	2019	2019	2019	2019
GAAP operating income	$(24,707)	$(19,259)	$(28,849)	$(5,610)	$(76,625)	$(130,343)
Deferred revenue purchase accounting	28,923	19,316	12,159	8,524	7,131	47,130
Consumer optimization	—	—	—	—	10,415	10,415
Acquisition and integration fees	22,274	14,323	20,435	10,657	8,299	53,714
Stock-based compensation	11,719	11,225	12,904	14,693	13,902	52,724
Restructuring and other related charges	12,130	11,983	19,525	5,847	21,724	59,079
Rebranding costs	—	5,192	5,455	672	378	11,697
Other adjustments	—	1,005	(1,162)	542	—	385
Depreciation and amortization	55,117	58,606	57,698	57,376	57,556	231,236
Adjusted EBITDA	$105,456	$102,391	$98,165	$92,701	$42,780	$336,037